IURTC Tech Number 9331 and 9945

EXCLUSIVE LICENSE AGREEMENT
Between
INDIANA UNIVERSITY RESEARCH AND TECHNOLOGY
CORPORATION
Licensor
And
CELLULAR DYNAMICS INTERNATIONAL
Licensee

(****) DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

IURTC Tech Number 9331 and 9945

Introduction: This Exclusive License Agreement (“Agreement”) is made and entered into on the Effective Date by and between the Indiana University Research and Technology Corporation., a nonprofit corporation organized under the laws of the state of Indiana, having its principal offices at 351 West 10th Street, Indianapolis, Indiana 46202 (hereinafter “IURTC”), and Cellular Dynamics International, Inc., a corporation organized under the laws of the State of Wisconsin, having its address at 525 Science Drive, Madison, Wisconsin 53711 (hereinafter “CDI”).

1.
Background: Through a Memorandum of Agreement between Indiana University (IU) and the Advanced Research and Technology Institute (ARTI), the predecessor corporation to IURTC, dated January 1, 1997, IU assigns its intellectual property to IURTC and IURTC is responsible for managing the intellectual property through its Office of Technology Transfer. IURTC is the owner of certain Patent Rights, Tangible Research Property and Technical Information (collectively, Intellectual Property) that are the subject of this Agreement and has the right to grant licenses. IURTC wishes to allow the Intellectual Property to be used to further scientific research and for new product development and other applications in the public interest and is willing to grant a license for such uses. CDI represents to IURTC that it has the necessary product development, manufacturing and marketing capabilities to commercialize products based on such Intellectual Property. CDI desires to obtain a license to use these properties and information for its own commercial research and development endeavors upon the terms and conditions set forth in this Agreement. In consideration of these premises and the mutual promises contained herein, the Parties further agree as follows.

2	Definitions: For the purposes of this Agreement, the following words and phrases will have the meanings assigned to them below.

2.1	Calendar Half: Each six-month period, or portion thereof, beginning on January 1 or July 1.

2.2	Calendar Year: Each twelve-month period, or portion thereof, beginning on January 1.

2.3
Combination Product: Any product that is comprised of a Licensed Product and one or more agents [components] which are not themselves Licensed Products (the “Other Agents [Components]”). Other Agents [Components] do not include surfactants, diluents, or carriers.

2.4	Development Plan: CDI’s good faith, bona fide plan for the development, manufacture, promotion, importation, sale, and/or marketing of Licensed Products.

2.5	Effective Date: The date of the last signature written below.

2.6	Field: All within scope of patent portfolio claims.

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IURTC Tech Number 9331 and 9945

2.7
First Commercial Sale: The earliest date on which CDI or any of its Sublicensees transfers a Licensed Product for compensation (including equivalent cash value for trades or other non-cash payments). The transfer of Licensed Products by CDI or its Sublicensees strictly for their own laboratory research and development purposes, beta-testing, and/or clinical testing does not constitute a First Commercial Sale for the purposes of this Agreement, provided that CDI or its Sublicensees receive no payment or other compensation or value for such Licensed Product in excess of the fully burdened (i.e., direct and indirect) costs of producing and transporting such materials.

2.8	Intellectual Property: Collectively, all Patent Rights, Tangible Research Property, and Technical Information.

2.9
Licensed Product: Any product made, made for, used, sold, or imported by CDI or any Sublicensees that: (a) in the absence of this Agreement would infringe at least one Valid Claim, or (b) uses a process covered by a Valid Claim. Licensed Product also includes any product made, and/or method or process used, in whole or in part, using or otherwise derived from Tangible Research Property or Technical Information.

2.10
CDI: Cellular Dynamics International and its affiliates. For the purpose of this definition, affiliate is any person or entity that, directly or indirectly, owns or controls a Party or that is controlled by or under common control with a Party. Control(s) or controlled by means (a) direct or indirect ownership of at least 50% of the outstanding voting securities of a corporation, (b) the right to receive at least 50% of the earnings of the person, corporation, or other entity in question, or (c) the right to control the business decisions of the person, corporation, or other entity in question.

2.11	Net Sales: The total of all value, compensation, and payments received for Sales of Licensed Products, less the following:

2.11.1	Trade, quantity, and cash discounts on Licensed Products actually provided to third parties.

2.11.2	Credits, allowances, or refunds, not to exceed the original invoice amount, for actual claims, damaged goods, rejections, or returns of Licensed Products.

2.11.3	Excise, sale, use, value added, or other taxes, other than income taxes, paid by CDI or its Sublicensees due to the Sale of Licensed Products.

2.12	Party: IURTC or CDI. Collectively, IURTC and CDI may be referred to as the “Parties.”

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IURTC Tech Number 9331 and 9945

2.13
Patent Rights: The patents and patent applications listed in Exhibit A, attached hereto and incorporated by reference herein, and all foreign counterparts, continuations, continuations-in-part, divisions, extensions, reexaminations, and reissues thereof, which trace their earliest priority filing date by unbroken lineage to a patent or patent application listed in Exhibit A.

2.14
Sale: Any transaction in which a Licensed Product is exchanged or transferred for value. A Sale of a Licensed Product will be deemed to have been made at the time CDI or its Sublicensee (or anyone acting on behalf of or for the benefit of CDI or any of its Sublicensees) first invoices, ships, or receives value for a Licensed Product.

2.15	Sublicensee: A person or entity to whom CDI has granted a sublicense pursuant to and in accordance with Article 3 of this Agreement.

2.16
Sublicensing Revenue: All value, payment, or compensation of any type received by CDI from or through its Sublicensees for the licensing or use of any Intellectual Property, or the importation, manufacture, sale, or use of Licensed Products in the Territory during the Term of this Agreement. By way of non-limiting examples, Sublicensing Revenue shall include: all fees, milestones, and cash equivalent for securities, equipment, property, rights, or anything else of value received by CDI as sublicensing value from or for the benefit of any Sublicensee. Sublicensing revenue shall not include any compensation received by CDI for performing research services as a part of a bona fide research collaboration with an external partner.

2.17	Tangible Research Property: The physical embodiments of Patent Rights and Technical Information, including all progeny and derivatives thereof owned by IURTC.

2.18
Technical Information: All ideas, data, know-how, trade secrets, research information, methods, procedures or processes, owned by IURTC and not in the public domain, that are necessary to practice the Patent Rights or to commercialize one or more Licensed Products.

2.19	Term: Commencing on the Effective Date and continuing until the expiration of the last to expire patents in the Patent Rights unless earlier terminated in accordance with this Agreement.

2.20	Territory: Anywhere in the world, except those countries to which export of technology or goods is prohibited by applicable U.S. export control laws or regulations.

2.21	Valid Claim: A claim (a) of a pending Patent Rights patent application that has not been pending for longer than seven years, or (b) of an issued and unexpired

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IURTC Tech Number 9331 and 9945

Patent Rights patent that has not been held invalid or unenforceable by a court or other governmental agency of competent jurisdiction in a decision or order that is not subject to appeal.

3	License Grant: Subject to the terms and conditions set forth in this Agreement, IURTC hereby grants to CDI and CDI hereby accepts, the following license during the Term in the Territory:

3.1
An exclusive, fee- (payment-), and royalty-bearing license, including the right to grant sublicenses as set forth herein, under the Patent Rights, to make, have made, sell, offer for sale, have sold, use, import, and have imported Licensed Products in the Field.

3.2	CDI may grant sublicenses under this Agreement only in strict compliance with the following terms and conditions:

3.2.1	Only CDI is permitted to grant sublicenses. Any sublicense granted by CDI under this Agreement shall provide that Sublicensees:

3.2.1.1
Indemnify and hold harmless IURTC Indemnitees (as defined in Article 11) to the same extent and under terms no less favorable to IURTC Indemnitees as CDI’s obligations under Article 11 of this Agreement.

3.2.1.2	Maintain insurance for IURTC’s benefit to the same extent and under terms no less favorable to IURTC as CDI’s obligations under Article 12 of this Agreement.

3.2.1.3	Maintain books and records and allow audits for IURTC’s benefit to the same extent and under terms no less favorable to IURTC as CDI’s obligations under Section 6.4 of this Agreement.

3.2.1.4	Comply with CDI’s Development Plan referred to in Article 4 of this Agreement if the sublicense includes joint development of Licensed Products.

3.2.1.5
Upon notice from IURTC, if CDI enters bankruptcy or receivership, voluntarily or involuntarily, Sublicensing Revenue then or thereafter due to CDI will become directly due and owing to IURTC for the account of CDI. IURTC will remit to CDT any amounts received that exceed the sum actually owed by CDI to IURTC.

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IURTC Tech Number 9331 and 9945

3.2.1.6
Will automatically become direct licensees of IURTC under the rights originally sublicensed to it by CDI if this Agreement is terminated prior to expiration, provided that (i) the Sublicensee did not cause the termination of this Agreement and (ii) the Sublicensee agrees to comply with all the terms of this Agreement and to fulfill all the responsibilities of CDI hereunder. In no event, however, shall a person or entity who becomes a direct licensee pursuant to this provision have any right to grant sublicenses under this Agreement. Sublicensing agreements will remain in effect if this Agreement is terminated prior to expiration.

3.2.2
Within thirty (30) days of the effective date of any sublicense, CDI shall provide IURTC a complete copy of the sublicense and all exhibits thereto. If the original sublicense is written in a language other than English, the copy of the sublicense and all exhibits thereto shall be accompanied by a complete translation written in English. CDI represents and warrants that such translation will be a true and accurate translation of the sublicense agreement and its exhibits.

3.2.3
CDI will be primarily liable to IURTC for all of CDI’s obligations contained in this Agreement. Any act or omission by a Sublicensee that would be a breach of this Agreement if imputed to CDI will be deemed to be a breach by CDI of this Agreement.

3.3
The license “to have made” granted in Articles 3.1 and 3.2 means that CDI may contract with one or more third parties to manufacture Licensed Products for CDI for sale or offer for sale by CDI or Sublicensees within the scope of its (or their) sales operations. CDI shall require all such third parties to assume confidentiality obligations consonant with Article 7 of this Agreement.

3.4
IURTC and IU may use the Patent Rights for non-commercial educational and research purposes and permit other universities and non-profit research institutes to use the Patent Rights under appropriate material transfer or confidentiality agreements granting use solely for non-commercial, educational, and research purposes.

3.5
CDI may not in any way restrict the rights of IU, other universities or non-profit institutions, or their faculty, staff, students, or employees from publishing the results of their research related to the patent applications or patents in the Patent Rights.

3.6	This Agreement provides CDI and Sublicensees no ownership rights of any kind in the Intellectual Property. All ownership rights remain the property of IURTC.

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IURTC Tech Number 9331 and 9945

3.7
In accordance with Public Laws 96-517, 97-256 and 98-620, codified at 35 U.S.C. §§ 200-212, the United States government retains certain rights to inventions arising from federally supported research or development. Under these laws and implementing regulations, the government may impose requirements on such inventions. Licensed Products embodying inventions subject to these laws and regulations sold in the United States must be substantially manufactured in the United States. The license rights granted in this Agreement are expressly made subject to these laws and regulations as they may be amended from time to time. CDI shall be required to abide by all such laws and regulations and shall ensure that all sublicenses under this Agreement impose a similar requirement upon all Sublicensees.

3.8
CDI shall ensure that appropriate markings, such as “Patent Pending” or the Patent Rights patent number or application serial number, appear, in accordance with each country’s patent laws, on all Licensed Products (or their packaging, as appropriate) sold by or on behalf of CDI and all Sublicensees.

4
Diligence: CDI agrees to use commercially reasonable efforts to develop, manufacture, promote and sell Licensed Products in accordance with the Development Plan. CDI also agrees that it will require its Sublicensees to comply with the standards and obligations of CDI set forth herein.

4.1
Within four months of the Effective Date of this Agreement, CDI will provide IURTC with a Development Plan that contains CDI’s good faith, bona fide plans for commercializing Licensed Products as rapidly and extensively as practicable. The Development Plan will contain the following information:

4.1.1	A definition and/or specification of each Licensed Product planned for development.

4.1.2
Tasks to be performed by CDI, its contractors and/or Sublicensees to develop each Licensed Product to the point of commercialization, including estimated time schedules for specific tasks to be accomplished.

4.1.3	Tasks to be performed to achieve regulatory approval or other certification of each Licensed Product, including estimated time schedules for each.

4.1.4	Identification of the primary country(ies) in which the Licensed Product(s) will be sold and a good faith estimate of time of First Commercial Sale in the primary country(ies).

4.2
If CDI is not selling Licensed Product at the time, CDI will update the Development Plan and report progress against the Plan in writing to IURTC no later than January 31 and July 31 of the first two calendar years following the calendar year in which the Effective Date falls, and no later than January 31 of

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IURTC Tech Number 9331 and 9945

each subsequent calendar year. The updates and reports will summarize in reasonable detail the progress achieved and any problems encountered in the development, evaluation, testing, manufacture, initial sale, and/or initial marketing of each Licensed Product. Upon reasonable request by IURTC, CDI will consult with IURTC about tasks, schedules, and progress.

4.3
Prior to the First Commercial Sale of each Licensed Product, CDI will be considered diligent developing each Licensed Product so long as CDI timely provides the required updates and progress reports to the Development Plan and so long as CDI:

4.3.1	Provides financial and other resources required to maintain progress in accomplishing the Development Plan as to each Licensed Product.

4.3.2	Uses commercially reasonable efforts to conduct and/or enable others to conduct all activities required to maintain scheduled progress to accomplish the Development Plan as to each Licensed Product.

4.4
Within three years after the First Commercial Sale of a Licensed Product, CDI will be considered diligent if CDI or Sublicensees sell sufficient quantities of Licensed Products so that earned royalties equal or exceed the minimum royalty payments required under Article 5. Should CDI fail to meet this requirement, IURTC may declare that CDI is not diligent.

4.5
Should IURTC conclude in its reasonable judgment that CDI has not been diligent pursuant to any provision of this Article, for reasons other than: (a) a governmental agency has withheld regulatory approval notwithstanding CDI’s diligent efforts to obtain such approval; (b) CDI encountered unanticipated technical or scientific problems that have been promptly reported in writing to IURTC; or (c) CDI encountered other causes beyond its reasonable control, notwithstanding its diligent efforts to overcome them, and which have been promptly reported in writing to IURTC; then IURTC may notify CDI of its conclusions and the bases therefore and, upon request of IURTC, CDI must show cause why the license granted hereunder should not be terminated. If within ninety (90) days after IURTC’s service of notice on CDI the Parties have not resolved the matter through good faith negotiations, IURTC may immediately terminate the license granted hereunder.

5	Fees, Payments, and Royalties

5.1
Within thirty (30) days of the Effective Date, CDI shall pay to IURTC a non-refundable, non-creditable license issue fee of $(****), and within six (6) months of the Effective Date, CDI shall pay to IURTC a non-refundable, non-creditable license fee of $(****).

(****) DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

IURTC Tech Number 9331 and 9945

5.2
CDI shall pay to IURTC a non-refundable minimum royalty for each Licensed Product sold by CDI or its Sublicensees. The first Calendar Year for which the minimum royalty will be paid will begin on the first day of 2010. Payments under this Section 5.2 will be due in the following amounts for the corresponding calendar periods:

5.2.1	For the Calendar Year 2010 and all subsequent years of commercial sale for the Term of the Agreement, $(****) for sale of Licensed Product.

5.2.2	Minimum royalties will be paid within thirty (30) days of the end of each respective Calendar Year.

5.2.3	Minimum royalties will be creditable against earned royalties for the Calendar Year in which they are paid.

5.2.4
If within thirty (30) days of the end of each respective Calendar Year, CDI has not paid up to the minimum royalty including earned royalties paid, then the exclusivity of the License Grant set forth in Article 3.1 may be revoked by IURTC. The annual minimum royalty due according to Article 5.2.1 would be reduced to $(****) for non-exclusive sale of Licensed Product for the Term of the Agreement.

5.3
CDI shall pay to IURTC an earned royalty of (****)% of Net Sales of non-clinical Licensed Products. CDI shall pay to IURTC an earned royalty of (****)% of Net Sales of clinical Licensed Products. Earned royalties will be accumulated and reported each Calendar Half. CDI will pay to IURTC earned royalties accumulated during a Calendar Half on the January 31 or July 31 immediately following the end of that Calendar Half.

5.4	CDI shall pay to IURTC (****) % of all Sublicensing Revenue.

5.4.1	Sublicensing Revenue is fully creditable against minimum royalties called for in Section 5.2 and Subsections.

5.4.2
Sublicensing Revenue will be accumulated and reported on a Calendar Half basis. CDI will pay to IURTC sublicense fees accumulated during a Calendar Half on the January 31 or July 31 immediately following the end of that Calendar Half.

5.5	CDI will pay IURTC the following milestone payments:

5.5.1	$(****) due within (****) days of filing an IND application for a clinical product.

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IURTC Tech Number 9331 and 9945

5.5.2	$(****) due within (****) days of dosing the first patient in the first Phase I clinical trial.

5.5.3	$(****) due within (****) days of dosing the first patient in the first Phase II clinical trial.

5.5.4	$(****) due within (****) days of dosing the first patient in the first Phase III clinical trial.

5.5.5	$(****) due within (****) days of filing the first NDA or BLA application for a clinical product.

5.5.6	$(****) due within (****) days of receipt of first governmental regulatory approval for a clinical product.
For clarity, each of the milestone payments listed above shall be paid only once for each Licensed Product regardless of the number of times that same Licensed Product reaches the milestone (e.g. if different indications are pursued for the same Licensed Product).

5.6
Licensed Products may be made, used, imported, or sold in combination with or as part of other products which are covered by a claim of a third party’s patent or by other intellectual property rights of a third party, requiring a license to enable CDI or Sublicensees to make, use, sell or offer for sale, or import Combination Products. To calculate the value of Net Sales of Combination Products, the gross sales of such Products will be multiplied by the fraction A/(A + B) where A is the fair market value of the Licensed Product when sold separately, and B is the fair market value of the Other Agent [Component] when sold separately. Allowed deductions may then be subtracted from the proportion of gross sales attributable to the Licensed Product to compute Net Sales.

5.7
No multiple royalty will be required to be paid because a Licensed Product or its manufacture, use, sale, or importation is covered by more than one Valid Claim or patent or patent application within the Patent Rights.

6	Place and Method of Payment; Reports and Records; Audit; Interest

6.1
All dollar ($) amounts referred to in this Agreement are expressed in United States dollars. All payments to IURTC shall be made in United States dollars by check or electronic transfer payable to “Indiana University Research and Technology Corporation.” Any Sales revenues for Licensed Products in currency other than United States dollars shall be converted to United States dollars at the conversion rate for the foreign currency as published in the Eastern edition of The Wall Street Journal as of the last business day in the United States of the applicable Calendar Half.

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IURTC Tech Number 9331 and 9945

6.2	Checks shall be sent to:
Indiana University Research and Technology Corporation
2455 Reliable Parkway
Chicago, IL 60686-2455
The IURTC Tech No. and purpose of payment must be included with the check.

6.3	Wire transfer payments should be sent to:
(****)
The IURTC Tech No. and purpose of the payment must be included with the wire transfer information. CDI must add wire transfer fees to the payment.

6.4
CDI shall deliver to IURTC, within thirty (30) days of the end of each Calendar Half in which earned royalties and/or sublicense fees are owed and payable, a written report setting forth the calculation of the payments made to IURTC for that Calendar Half, including at least the following:

6.4.1	The number of Licensed Products sold and amount of Sales by country.

6.4.2	Gross receipts for Sales of Licensed Products including total amounts invoiced and received.

6.4.3	Deductions, as defined in Section 2.11, giving totals by each type.

6.4.4	Net Sales of Licensed Products by country.

6.4.5	Earned royalty amounts credited against minimum royalty payments or vice versa.

6.5
CDI shall maintain, and shall require its Sublicensees to maintain, complete and accurate books of account and records that would enable an independent auditor to verify the amounts paid as royalties, fees, and payments under this Agreement. CDI must also require its Sublicensees to file reports to CDI to enable CDI to comply with all recordkeeping and reporting obligations in this Agreement. The books and records must be maintained for three years following the Calendar Half after submission of the reports required by this Article. Upon reasonable notice by IURTC, CDI must give IURTC (or auditors or inspectors appointed by and representing IURTC) access to all books and records relating to Sales of Licensed Products by CDI and its Sublicensees to conduct, at IURTC’s expense, an audit or review of those books and records. This access must be available at least once every six (6) months, during regular business hours, during the Term of the Agreement and for the three calendar years following the year in which

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IURTC Tech Number 9331 and 9945

termination or expiration occurs. However, if the audit or review reports that CDI has underpaid royalties by (****)% or more for any Calendar Half, CDI shall reimburse IURTC for the costs and expenses of the accountants and auditors in connection with the review and audit.

6.6
Any amounts not paid by CDI to IURTC when due shall accrue interest, from the due date until payment is made, at an annual rate equal to (****) percent ((****)%) above the prime rate published in the Eastern edition of The Wall Street Journal at the beginning of the period of arrearage (or the maximum allowed by law, if less than the amount specified herein).

7	Confidentiality

7.1
All Patent Rights, including patent applications therein, Tangible Research Property, and Technical Information designated by IURTC in any reasonable manner as confidential within a reasonable time after it is delivered to CDI, as well this Agreement, are Confidential Information.

7.2
Both Parties will maintain in secrecy and not disclose to any third party any of the other Party’s Confidential Information. Both Parties will ensure that its employees have access to the other Party’s Confidential Information only on a need-to-know basis and are obligated by written agreement to keep the other Party’s confidentiality obligations under this Agreement.

7.3	The obligations of confidentiality specified in this Article will not extend to Confidential Information that:

7.3.1	Becomes part of the public domain through no fault of receiving Party;

7.3.2	Was known to the receiving Party before disclosure to the receiving Party by the disclosing Party as established by clear and convincing documentary evidence;

7.3.3
Comprises identical subject matter to that which had been originally and independently developed by the receiving Party personnel without knowledge or use of any the disclosing Party’s Confidential Information; or

7.3.4	Was disclosed to the receiving Party by a third party having a right to make the disclosure.

7.4
Notwithstanding the other terms of this Article 7, CDI may, to the extent necessary, use Confidential Information to secure governmental approval to clinically test or market a Licensed Product, to comply with a court order or governmental rule or regulation, or to show to a potential Sublicensee or

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IURTC Tech Number 9331 and 9945

contractor subject to an appropriate confidentiality agreement. CDI will, in any such use, take all reasonably available steps to maintain confidentiality of the disclosed Information and to guard against any further disclosure.

8	Representations and Warranties

8.1	IURTC represents and warrants that:

8.1.1	It is a corporation organized, existing, and in good standing under the laws of Indiana.

8.1.2	It has the authority to enter into this Agreement and that the person signing on its behalf has the authority to do so.

8.1.3
To the best of its knowledge, it is the owner (subject to any rights retained by the U.S. government by operation of law) of the Intellectual Property licensed in this Agreement and that it has the authority to grant the licenses set forth herein.

8.1.4
To the best of its knowledge, as of the Effective Date of the Agreement, there are no actions, suits, or claims pending against IURTC challenging IURTC’s ownership or control of the Intellectual Property licensed in this Agreement.

8.1.5
To the best of its knowledge, all inventors named in patent applications within the Patent Rights have, unless indicated otherwise to the contrary, have an obligation to assign to IURTC their right, title, and interest in and to the patent application(s) describing and claiming their invention(s) or have already made such an assignment.

8.2	CDI represents and warrants that:

8.2.1	It is a corporation duly organized, existing, and in good standing under the laws of Wisconsin.

8.2.2
The execution, delivery, and performance of this Agreement have been authorized by all necessary corporate action on the part of CDI and that the person signing the Agreement on behalf of CDI has the authority to do so.

8.2.3	The making or performance of this Agreement would not violate any separate agreement it has with a third party.

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IURTC Tech Number 9331 and 9945

8.2.4	It is not a party to any agreement or arrangement that would prevent it from performing its duties and fulfilling its obligations to IURTC under this Agreement.

8.2.5	It has, or will obtain at the time specified in Article 12, the insurance coverage called for in Article 12.

8.2.6	It will obtain any additional licenses from any third party needed to perform and fulfill its duties and obligations under this Agreement, including, but not limited to, the Development Plan.

8.2.7
There is no pending litigation and no threatened claims against it that could impair its ability or capacity to perform and fulfill its duties and obligations under this Agreement, including, but not limited to, the Development Plan.

8.3	Nothing in this Agreement shall be construed as:

8.3.1	A warranty or representation by IURTC or IU as to the validity, scope, or efficacy of Patent Rights, Tangible Research Property, or Technical Information.

8.3.2
A grant, by implication, estoppel, or otherwise, of any licenses or rights under patents or other intellectual property rights of IURTC or other persons, other than the rights expressly granted above to Intellectual Property.

8.3.3	An obligation to furnish any technology or technological information other than that identified in the attached Exhibits.

8.3.4	A grant of rights to either Party to use the name of the other in advertising, publicity, or otherwise, except as expressly authorized herein, without the written permission of the other Party.

8.3.5	A grant of rights to CDI to use the name of IU in advertising publicity, or otherwise without the written permission of IU.

8.4
IURTC PROVIDES THE INTELLECTUAL PROPERTY “AS IS” AND MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS OF THE INTELLECTUAL PROPERTY OR LICENSED PRODUCTS DERIVED FROM OR INCLUDING IT FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE INTELLECTUAL PROPERTY OR ANY LICENSED PRODUCT WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER

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IURTC Tech Number 9331 and 9945

RIGHTS, OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES. IURTC MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF THE INTELLECTUAL PROPERTY OR ANY LICENSED PRODUCT, INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. IURTC WILL NOT BE LIABLE TO CDI, OR ITS SUCCESSORS, ASSIGNS, CONTRACTORS, OR SUBLICENSEES, OR ANY THIRD PARTY REGARDING ANY CLAIM ARISING FROM OR RELATING TO CDI’S USE OF THE INTELLECTUAL PROPERTY, ANY LICENSED PRODUCT, OR FROM THE MANUFACTURE, USE, IMPORTATION OR SALE OF LICENSED PRODUCTS, OR FOR ANY CLAIM FOR LOSS OF PROFITS, LOSS OR INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES OF ANY KIND.

9	Application, Prosecution, and Maintenance of Patent Rights

9.1
IURTC shall control the preparation, filing, prosecution, issue, and maintenance of Patent Rights patents and applications. IURTC will select qualified outside patent counsel reasonably acceptable to CDI and corresponding foreign associates to prepare, file, prosecute, and maintain U.S. patents/applications and foreign counterparts within the Patent Rights. IURTC will consult with CDI regarding the prosecution of Patent Rights patent applications including, without limitation, by providing CDI a reasonable opportunity to review and comment on proposed submissions to any patent office before the submission is filed. IURTC will keep CDI reasonably informed of the status of Patent Rights patents and applications by timely giving CDI copies of communications relating to such Patent Rights that are received from any patent office or outside patent counsel of record or foreign associate.

9.2
CDI will reimburse IURTC for expenses incurred for preparing, filing, prosecuting, issuing, and maintaining patents and patent applications in the Patent Rights prior to the Effective Date. CDI, at its discretion, may either pay to IURTC the full amount of the incurred patent expenses or may tender to IURTC a non-interest bearing, promissory note payable on or before June 30, 2009, for the full amount. The payment, or note, is due within thirty (30) days after receiving documentation of such expenses. These fees shall not exceed $(****).

9.3
During the Term of the Agreement, CDI will reimburse IURTC for all reasonable and documented costs and expenses incurred by IURTC in the preparation, filing, prosecution, issue and maintenance of patents and applications within the Patent Rights within thirty (30) days of receipt from IURTC of copies of billing invoices for such costs and expenses.

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IURTC Tech Number 9331 and 9945

9.4
IURTC will diligently prosecute and maintain the applications and patents within the Patent Rights as long as CDI timely satisfies its reimbursement obligations hereunder. IURTC will prepare, file and prosecute additional applications within the Patent Rights as CDI may reasonably request, in IURTC’s name at CDI’s sole expense.

9.5
If CDI elects not to reimburse IURTC for any fees or expenditures relating to any Patent Rights, CDI shall give IURTC written notice of such election at least ninety (90) days in advance of the date on which such expenditure is to be made or such fee is due to be paid. Upon IURTC’s receipt of such notice, the license to those patent applications or patents in the Patent Rights granted to CDI under Sections 3.1 and 3.2 for which IURTC has not been reimbursed shall terminate, and IURTC shall be free, at IURTC’s sole discretion and without any further obligation to CDI, to continue prosecution or maintenance, for IURTC’ s sole use and benefit or to abandon the patent applications.

9.6
CDI’s failure to reimburse IURTC for patent expenses incurred in connection with filing, prosecution, issue, and maintenance of patent applications or patents in the Patent Rights without notification pursuant to Section 9.5 shall be considered a material breach subject to the termination provisions of this Agreement.

10	Infringement, Enforcement, and Defense

10.1
The Parties shall give prompt written notice to each other of (a) any known or suspected infringement of the Patent Rights or unauthorized use of the Tangible Research Property or Technical Information by a third party, and (b) any claim that a Licensed Product infringes the intellectual property rights of a third party.

10.2
CDI at its sole expense will attempt to abate any infringement of the Patent Rights or unauthorized use of Tangible Research Property or Technical Information by a third party. Upon receipt of IURTC’s written consent, such consent not to be unreasonably withheld, CDI may initiate and prosecute actions in IURTC’s name against third parties for infringement and/or unfair trade practices through outside counsel of its choice who are reasonably acceptable to IURTC. CDI shall consult with IURTC prior to and in conjunction with all significant issues, shall keep IURTC informed of all proceedings, and shall provide copies to IURTC of all pleadings, legal analyses, and other papers related to such actions. IURTC will provide reasonable assistance to CDI in prosecuting any such actions. CDI will pay to IURTC (****)% of any recovery or settlement from any action, after the costs of the enforcement action have been deducted.

10.3
CDI at its sole expense shall defend third party claims for (a) patent or intellectual property infringement and injury, and (b) death, bodily injury, property damage, damage to business, or product liability brought against CDI and/or IURTC

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arising from or relating to Intellectual Property or a Licensed Product. CDI will have the right to conduct the defense of such actions through outside counsel of its choice who are reasonably acceptable to IURTC. CDI shall consult with IURTC prior to and in conjunction with all significant issues, shall keep IURTC informed of all proceedings, and shall provide copies to IURTC of all pleadings, legal analyses, and other papers related to such actions. IURTC will provide reasonable assistance to CDI in defending any such actions.

10.4
Notwithstanding anything herein to the contrary and absent IURTC’s prior written consent, CDI shall not settle or compromise any claim or action in a manner that imposes restrictions or obligations on IURTC, requires any financial payment by IURTC, or grants rights or concessions to a third party to Intellectual Property or a Licensed Product.

10.5
CDI will be entitled to offset against royalties and fees due under Sections 5.3 and 5.4 (****) percent (****) of its reasonable and necessary attorney’s fees and expenses incurred in abating, bringing, or defending against third party claims of infringement or unfair trade practices against Intellectual Property, or in bringing or defending an action against a third party under this Article, provided, however, that in no event shall the royalty and fee payments due to IURTC be reduced by more than (****) percent (****) in any Calendar Half.

10.6
If CDI fails or declines to take any action under Section 10.2 within a reasonable time after learning of third party infringement or unfair trade practices, IURTC shall have the right, but not the obligation, to take appropriate actions against any such third party. If CDI fails to defend a claim or action under Section 10.3 within twenty (20) days of learning of the same, IURTC may assume the defense for the account of and at the risk of CDI and any resulting liability will be deemed conclusively to be a liability of CDI. In either case, CDI’s failure or refusal to act shall be considered a material breach of this Agreement. IURTC may terminate this Agreement according to Article 13.2 if CDI refuses to act to abate third party infringement.

11	Indemnification

11.1
CDI shall indemnify, defend, and hold harmless IURTC, its Board of Directors, and employees, IU’s faculty, staff, employees, students, and IURTC and IU’s successors, assigns, and agents (collectively, “IURTC Indemnitees”) from and against any and all judgments, liabilities, losses, damages, actions, claims, or expenses (including all attorney’s fees and costs incurred by IURTC Indemnitees) arising out of, relating to, or incidental to (a) the use of any Intellectual Property in the design, development, production, manufacture, sale or offer for sale, use, importation, lease, marketing or promotion of any Licensed Product by CDI or its contractors, employees, Sublicensees, assigns, or agents, (b) injury or death to any

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person, damage to property, or any injury to business, including, but not limited to, business interruption or damage to reputation, arising out of, relating to, or incidental to the use of Intellectual Property or a Licensed Product, (c) any third party claim that any use or licensing of Intellectual Property or development of Licensed Products by CDI violates or infringes a third party’s intellectual property rights.

11.2
CDI’s indemnification obligations shall not apply to any liability, damage, loss or expense to the extent that it is attributable to (a) the willful misconduct of the IURTC Indemnitees, or (b) any breach of IURTC’s warranties or obligations under this Agreement.

12	Insurance

12.1
CDI will at all times comply, through insurance or self-insurance, with all statutory workers’ compensation and employers’ liability requirements covering all employees with respect to activities undertaken in performance of this Agreement. This requirement may be met by insurance or self-insurance coverage provided to CDI by a Sublicensee.

12.2
In addition to the foregoing, CDI and any Sublicensees as appropriate, will at appropriate times obtain and maintain occurrence-based Broad Form Comprehensive General Liability (BFCGL) insurance with a reputable and financially secure insurance carrier(s). The BFCGL insurance will include, among all other coverages standing in such BFCGL policies, coverage for product liability and contractual liability.

12.3
The insurance policy shall identify IURTC as an additional insured and shall provide to CDI, its Affiliates, and/or each Sublicensee, for the express benefit and protection of IURTC Indemnitees and in order to satisfy CDI’s indemnity obligations in Article 11, minimum annual limits in the following amounts: $1,000,000.00.

12.4	Insurance policies purchased to comply with this Article shall be kept in force for 2 years after the last sale the last Licensed Product is sold.

12.5
CDI or any Sublicensee as appropriate will provide IURTC with a certificate of insurance and notices of subsequent renewals. The certificates and policies must provide that CDI’s carrier will notify IURTC in writing at least thirty (30) days prior to cancellation or material change in coverage.

12.6	The specified minimum coverages do not constitute a limitation on CDI’s obligation to indemnify IURTC under this Agreement.

13	Termination

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13.1	CDI may terminate this Agreement with or without cause on ninety (90) days advance written notice to IURTC. The license rights granted in Article 3 shall terminate at the end of the 90-day period.

13.2	IURTC may terminate this Agreement as provided in Article 4.5 for CDI’s failure to meet the diligence requirements of Article 4.

13.3
IURTC may terminate this Agreement on sixty (60) days advance written notice to CDI upon CDI’s material breach of the Agreement. The termination becomes effective at the end of the sixty-day period unless CDI has fully cured the breach within that time. A material breach includes, but is not limited to, one or more of the following:

13.3.1	Failure to pay timely any fee, royalty, or other payment required under this Agreement.

13.3.2
Failure to keep accurate and complete books and records, failure to assure that Sublicensees keep accurate books and records, and failure to allow reasonable audit and inspection, all as required by Article 6.

13.3.3	Failure to comply with the confidentiality requirements of Article 7.

13.3.4	Failure to obtain, maintain, and/or timely report levels of insurance, as required in Article 12.

13.3.5	Breach or falsity of any of CDI’s representations or warranties made in this Agreement.

13.3.6	Failure to indemnify in accordance with Article 11 of this Agreement.

13.3.7	Failure to include all necessary and required terms in all sublicenses, or inclusion of any prohibited terms.

13.3.8	Failure to engage or consult IURTC properly in suits or claims to abate or defend as required in Article 10 of this Agreement.

13.4
If CDI enters bankruptcy or receivership, voluntarily or involuntarily, all obligations of IURTC and all rights (but not obligations) of CDI terminate immediately without the need for either IURTC or CDI to take any action.

13.5
Upon the date of termination of this Agreement for any reason, CDI shall return, and shall cause all Sublicensees, if sublicensing agreements are also terminated, to return to IURTC all Confidential Information of IURTC (as defined in Article 7) received during the Term of this Agreement.

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IURTC Tech Number 9331 and 9945

13.6
As of the date of termination of this Agreement by either Party for any reason pursuant to the terms herein, all license rights granted to CDT under Article 3 shall terminate. CDI’s obligations to pay fees, royalties, or other payments and patent expenses (Article 10) accruing prior to termination shall survive termination.

14
Use of Names: Neither Party may use the name of the other for any commercial, advertisement, or promotional purpose without the prior written consent of the other. CDI may not use the name of IU for any commercial, advertisement, or promotional purpose without the prior written consent of IU.

15
Assignment or Pledge of the Agreement: This Agreement, in whole or in part, shall not be assigned by either Party to any third party without the written consent of the non- assigning Party. However, CDI may assign the entire Agreement, without IURTC’s consent, to a third party that acquires substantially all of CDI’s business or assets through merger, sale, acquisition, or other similar transaction, provided that the successor agrees in writing (with a copy of such assent to IURTC within ten (10) days of the effective date of the transaction) to assume all obligations and liabilities of CDI to IURTC. The rights granted in this Agreement may not be pledged or hypothecated in any way by CDI or any Sublicensee to secure any purchase, lease, or loan.

16
Notice: Any required or permissive notice under this Agreement will be sufficient if in writing and delivered personally, by recognized national overnight courier, or by registered or certified mail, postage prepaid and return receipt requested, to the address below and will be deemed to have been given as of the date shown on the receipt if by certified or registered mail, or the day following dispatch if by overnight courier.

If to IURTC:
Vice President of Technology Transfer
Attn: IURTC Tech #9331 and 9945
Indiana University Research and Technology Corporation
351 W. 10th Street
Indianapolis, IN 46202
If to CDI:
Cellular Dynamics International, Inc.
Attn: Thomas M. Palay
525 Science Dr.
Madison, WI 53711
With a copy to:
Godfrey & Kahn
Attn: Anna Geyso, Esq.

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780 N. Water St.
Milwaukee, WI 53202

17	General Provisions

17.1	This Agreement shall be governed by and interpreted according to the laws of the State of Indiana.

17.2
No waiver of any breach of this Agreement shall constitute a waiver of any other breach of the same or any other provision of this Agreement, and no waiver shall be effective unless made in writing by the Party against whom the waiver is sought to be asserted.

17.3
The Parties acknowledge that they have read this Agreement in its entirety and agree that this instrument comprises the entire agreement, contract, and understanding of the Parties relating to the subject matter of the Agreement.

17.4	This Agreement cannot be changed, modified, or amended except by a written instrument subscribed by authorized representatives of the respective Parties.

17.5
Neither Party is an agent or contractor of the other as a result of any transaction under or related to this Agreement. Neither Party may in any way pledge the other Party’s credit or incur any obligation on behalf of the other Party.

17.6	IURTC shall not be liable to CDI for any special, consequential, incidental, or indirect damages arising out of or relating to this Agreement, however caused, under any theory of liability.

17.7
The provisions of this Agreement are severable in that if any provision in the Agreement is finally determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Agreement shall remain in full force and effect.

17.8
If the performance of any obligation under this Agreement is prevented or impaired by acts of war, riot, acts or defaults of common carriers, or governmental laws or regulations, a Party will be excused from performance so long as such cause continues to prevent or impair that Party’s performance. The Party claiming such force majeure excuse must promptly notify the other Party of the existence of the cause and must at all times use diligent efforts to resume and complete performance. This Section 17.8 will not excuse CDI’s obligation to pay fees, payments, and royalties under Article 5 of the Agreement.

17.9	IURTC has no responsibility and assumes no liability for product design, development, pre- or post-market regulatory approval, servicing, distribution, or

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marketing of any Licensed Product, or for any decisions made or strategies devised relating to any Licensed Product.

17.10
CDI agrees, and shall cause all Sublicensees to agree, that in the event an IU faculty or staff member serves CDI or any Sublicensee in the capacity of consultant, officer, employee, board member, advisor, or other designation, pursuant to contract or otherwise, such IU faculty or staff member shall serve in his or her individual capacity, as an independent contractor, and not as an agent or representative of IURTC or IU, that IURTC or IU exercises no authority or control over such faculty or staff member while acting in such capacity, that IURTC or IU receives no benefit from such activity, and that IURTC or IU assume no liability or obligation in connection with any such work or service undertaken by such faculty or staff member. CDI further agrees, and shall cause all Sublicensees to agree, that any breach, error, or omission by an IU faculty or staff member acting in the capacity set forth above in this paragraph shall not be imputed or otherwise attributed to IURTC or IU, and shall not constitute a breach of this Agreement by IURTC.

17.11
All representations, warranties, covenants, and agreements made herein that, by their express terms or by implication, are to be performed after the expiration or termination of this Agreement, or are prospective in nature, shall survive such expiration and/or termination, as the case may be. This shall include, but not be limited to, the provisions in Articles 5, 6, 7, 8, 11, 12 and 14.

17.12
Each Party shall, at the reasonable request of the other, execute and deliver to the other such instruments and/or documents and shall take such actions as may be required to more effectively carry out the terms of this Agreement.

17.13	This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall be deemed one instrument.

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Witness: The Parties have caused this Agreement to be executed in duplicate by their duly qualified representatives.

INDIANA UNIVERSITY RESEARCH	CELLULAR DYNAMICS
& TECHNOLOGY CORPORATION	INTERNATIONAL

/s/ Anthony T. Armstrong	/s/ Thomas Palay
Signature	Signature
Anthony T. Armstrong	Thomas Palay
Name	Name
President and CEO	President
Title	Title
March 16, 2009	March 23, 2009
Date	Date

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EXHIBIT A
US Patent (****)
US Patent - 5,733,727 Myocardial Grafts and Cellular Compositions; Issued March 31, 1998.
US Patent - 6,399,300 Myocardial Grafts and Cellular Compositions Useful For Same; Issued June 4, 2002.
US Patent (****)
US Patent (****)

AU Patent (****)
AU Patent (****)
EP Patent (****)
JP Patent (****)

9263840_2

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